UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2014

Commission File Number 001-35844

Pinnacle Foods Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2215019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 541-6620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 8, 2014, Pinnacle Foods Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, the selling stockholders named on Schedule E thereto (the “Selling Stockholders”), and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC (collectively, the “Underwriters”), relating to an underwritten offering of 15,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-198640), filed on September 8, 2014, as supplemented by the prospectus supplement dated September 8, 2014. All of the Shares are being sold by the Selling Stockholders. Pursuant to the Underwriting Agreement, the Underwriters purchased the Shares at a price of $31.90 per share in a transaction that was completed on September 12, 2014. The Selling Stockholders have granted the Underwriters, severally and not jointly, the option, exercisable for 30 days after the date of the prospectus supplement, to purchase up to an additional 2,250,000 shares of the Company’s common stock.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 8, 2014, by and among Pinnacle Foods Inc., the Selling Stockholders named in Schedule E thereto, and Credit Suisse Securities (USA) Securities LLC and Morgan Stanley & Co. LLC, as Underwriters

5.1	Opinion of Simpson Thacher & Bartlett LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS INC.

By:	/s/ Craig Steeneck
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	September 12, 2014

Index to Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 8, 2014, by and among Pinnacle Foods Inc., the Selling Stockholders named on Schedule E thereto, and Credit Suisse Securities (USA) Securities LLC and Morgan Stanley & Co. LLC, as Underwriters

5.1	Opinion of Simpson Thacher & Bartlett LLP